Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts”, “Summary Financial Data” and “Selected Financial Data” and to the use of our report dated January 30, 2015 (except Note 1A, as to which the date is August 26, 2015), in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-201814).

/s/ Ernst & Young LLP

Nashville, Tennessee

August 26, 2015